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                                                                    EXHIBIT 10.7

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT ("Agreement") dated as of August 27, 1996 by and among Landmark Graphics Corporation ("Landmark") and William H. Seippel ("Seippel").

                               R E C I T A L S:
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     Halliburton Company ("Halliburton") is acquiring all of the stock of
Landmark through merger (the "Merger") with one of its wholly-owned subsidiaries; and

     Seippel is currently Vice President, Finance and Chief Financial Officer of Landmark; and

     Seippel and Landmark have entered into a Change in Control Agreement dated October 19, 1995 (the "CIC Agreement") concerning his employment and compensation; and

     Landmark and Halliburton desire to retain the services and assistance of Seippel as a stand-by employee for a period of time after consummation of the acquisition of Landmark by Halliburton; and

     Seippel is willing to provide such stand-by services and assistance to Landmark for the consideration and upon the terms herein set forth; and

     Landmark and Seippel wish to enter an agreement concerning complete settlement and satisfaction of amounts and benefits payable or due Seippel pursuant to the CIC Agreement.

     To evidence their understanding and agreement, Landmark and Seippel desire to enter into this Agreement;

     NOW, THEREFORE, in consideration of the recitals and for other good and valuable consideration, receipt and sufficiency of which are acknowledged, it is hereby covenanted and agreed by and among the parties as follows:

     l.   Continuation of Current Services; Subsequent Employment: Prior to the
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Effective Time (as hereafter defined), Seippel shall continue to serve in the capacity of Vice President, Finance and Chief Financial Officer of Landmark for the compensation and with Employee Benefits (as defined in the CIC Agreement) at the same level as at the present time. Thereafter, Landmark hereby retains and engages Seippel as an employee to provide services and advice during the Employment Period (as hereinafter defined), subject to the further terms and conditions of this Agreement. Seippel hereby agrees to provide such services prior to and during the Employment Period, subject to the further terms and conditions of this Agreement.
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     2.    Employment Term: The employment period ("Employment Period") shall
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commence upon the next business day following the effective time of the Merger
("Effective Time") ("Employment Commencement Date") and shall end on the earlier of (i) the period ended five days after publication by Halliburton of its earnings release or financial statements which include 30 days of operations of the combined entity to end the period required for a pooling of interests by Halliburton and Landmark or (ii) such earlier date, if any, as may be selected by Seippel, provided he gives five days' written notice thereof to Landmark ("Employment Termination Date"). Effective as of the Employment Commencement Date Seippel shall cease to hold the position of Vice President, Finance and Chief Financial Officer of Landmark.

     3.    Employment Duties and Services: During the Employment Period Seippel
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shall make himself available, in person or by telephone, to provide advice and services to assist with the integration of Landmark with Halliburton following the consummation of the Merger, as may be reasonably requested from time to time by the Chief Executive Officer of Landmark. The services to be provided shall be commensurate with Seippel's background and experience as the former chief financial officer of Landmark (such duties and services are hereinafter sometimes referred to as "Employment Services"). In providing the Employment Services, Seippel shall not be called upon to travel excessively or remain apart from his principal place of residence (which is presently in Houston, Texas and may be changed by Seippel at any time in his sole discretion) for unreasonably extended periods. Employment Services may be performed at the location of Seippel's choice, which may include his residence or Landmark's principal executive offices located in Houston, Texas. In no event, however, shall Seippel be required to render Employment Services hereunder which, in the good faith opinion of Seippel, interfere with any employment duties Seippel may have with a successor employer. All Employment Services provided by Seippel hereunder shall be in the capacity of a common law employee of Landmark, and in connection therewith Seippel shall be subject to the direction of the chief executive officer of Landmark with respect to both the manner in which he performs his duties hereunder and the results to be accomplished thereby.

     4.    Compensation and Benefits: In addition to the compensation and
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Employee Benefits provided for in paragraph 1 hereof, for and in consideration of the agreement by Seippel to provide the Employment Services and to be available to perform such services, Landmark hereby agrees to provide the following compensation:

          (a) During the Employment Period, Seippel shall be paid $3,958.33 on a semimonthly basis, in arrears. If the Employment Period commences or ends on a day other than a regularly scheduled semi-monthly pay period, the semi-monthly payment amount will be appropriately prorated for the number of days in the Employment Period.

          (b) During the Employment Period, Seippel shall provided the same Employee Benefits (as defined in the CIC Agreement) that Seippel would be entitled to receive under the CIC Agreement if his employment terminated thereunder at the Effective Time. Not in limitation of the foregoing, Seippel's employment during the Employment Period shall be credited for purposes of vesting under Landmark's 401(k) plan.

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     5.    Office and Secretary: During the Employment Period, Seippel shal1 be
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provided with appropriate office space and secretarial assistance as may be needed to perform the Employment Services.

     6.    Expenses: Seippel shall be promptly reimbursed for (a) all reasonable
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business expenses incurred in performing the Employment Services, in accordance with any policies of Landmark with respect to such reimbursement and (b) fees and expenses incurred in connection with the CIC Agreement and this Agreement.

     7.    Scope of Agreement: (a) This Agreement constitutes the entire
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understanding of the parties with respect to the Employment Services and compensation and Employee Benefits to be paid to or in respect of Seippel during the Employment Term. This Agreement does not supersede, override, replace or impact any Employee Benefit of Landmark as such may apply to Seippel, except as is specifically provided for herein. The terms and conditions (i) of any stock options granted to Seippel by Landmark, (ii) any restricted stock grant to Seippel by Landmark, and (iii) except as provided in subparagraph (b) hereof, the CIC Agreement between Seippel and Landmark are not modified, amended or superseded by this Agreement.

          (b) Notwithstanding the continuation of Seippel's employment after the consummation of the Merger as contemplated hereby, it is specifically agreed that the title, job description and level of responsibility contemplated hereby shall constitute a "good reason" as contemplated by the CIC Agreement and that the termination of Seippel's employment for any reason, including death, at any time after the Merger and at or prior to the termination of the Employment Period shall be deemed to constitute a termination by Seippel pursuant to
Section 4(b)(ii) of the CIC Agreement and Seippel (or his designated beneficiary, as the case may be) shall be paid by Landmark, on such termination $405,064, which includes an amount ($50,000) that is in lieu of continued Employee Benefits after such termination, less any applicable withholding taxes. However, it is agreed and acknowledged by Landmark that such payment is not an "excess parachute payment", as defined in Section 280G of the Internal Revenue Code.

          (c) Upon payment by Landmark to Seippel of such $405,064, Landmark shall have no further obligation under Section 5 of the CIC Agreement to provide Seippel with any severance benefits, payments or other amounts by reason of Seippel's termination of employment by Landmark, other than (i) payments or benefits expressly provided for in this Agreement; and (ii) benefits or entitlements provided by law, or pursuant to other employee benefit plans maintained by Landmark (other than benefit plans relating to severance or separation payments or like benefits), including COBRA rights and rights under any stock plan, option plan or 401k plan of Landmark.

     8.  Successors: (a) This Agreement is personal to Seippel and without the
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prior written consent of Landmark shall not be assignable by Seippel. This
Agreement shall inure to the benefit of and be enforceable by Seippel's heirs, executors and other legal representatives.

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          (b) This Agreement shal1 inure to the benefit of and be binding upon
Landmark and may be assigned to a successor only as described in paragraph 8(c).

          (c) Landmark will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Landmark to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Landmark would be required to perform it if no such succession had taken place.

     9.   Miscellaneous. (a) This Agreement shall be governed by and construed
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in accordance with the laws of the State of Texas, without reference to principles of conflict of laws that would require the application of the laws of any other state or jurisdiction.

          (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

          (c) This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and heirs, executors and other legal representatives.

          (d) All notices and other communications hereunder shall be in writing and shall be given by telecopy or facsimile transmission with receipt confirmed, by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to the addresses and facsimile numbers set forth on the signature page hereof or to such other address as either party shall hereafter furnish to the other in writing. Notices to Landmark shall be to the attention of the chief executive officer. Notice and communications shall be effective when actually received by the addressee.

          (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (f) Seippel's or Landmark's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right Seippel or Landmark may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (g) This Agreement shall become effective as of the date hereof.

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          IN WITNESS WHEREOF, the parties have executed this Agreement, which shal1 be effective as of the date first written above.


                               LANDMARK GRAPHICS CORPORATION

                                /s/ ROBERT P. PEEBLER
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                               By:     Robert P. Peebler
                               Title:  President and Chief Executive Officer

                               Address:    15150 Memorial Drive
                                           Houston, Texas  77079-4304
                               Facsimile:  713/560-1387



                                /s/ WILLIAM H. SEIPPEL
                               -------------------------------
                               WILLIAM H. SEIPPEL

                               Address:    l6l9 Windsor Park Drive
                                           Houston, Texas  77034
                               Facsimile:  713/560-1387



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